Product supplement no. 3-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated November 14, 2011 Rule 424(b)(2)

Notes Linked to a Single Reference Currency (relative to a Base Currency) or Precious Metal

Notes Linked to the Least Performing of Two or More Reference Currencies (relative to a Base Currency) and/or Precious Metals

Notes Linked to a Weighted Basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals

General

•	JPMorgan Chase & Co. may from time to time offer and sell notes linked to the performance of (a) a single Reference Currency (relative to a Base Currency) or a single Precious Metal, which we refer to as “Single Component Notes”; (b) notes linked to the least performing of two or more Reference Currencies (relative to a Base Currency) and/or Precious Metals, which we refer to as “Least Performing Component Notes”; and (c) notes linked to a basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals, which we refer to as “Basket Notes”. This product supplement no. 3-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payment is linked to the performance of (a) a single Reference Currency (relative to a Base Currency) or a single Precious Metal; (b) the least performing of two or more Reference Currencies (relative to a Base Currency) and/or Precious Metals; or (c) a basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals, as specified in the relevant terms supplement.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-35.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing (including taking a short position) directly in any Reference Currency or Precious Metal or any other instruments linked to any Reference Currency or Precious Metal.
•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms

Underlying:

In this product supplement, “Underlying” refers to:

•     for Single Component Notes, the single Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked;

•     for Least Performing Component Notes, the least performing Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked; or

•     for Basket Notes, the Basket to which the notes are linked.

Component(s):

In this product supplement, “Component(s)” refer to:

•     for Single Component Notes, the Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked;

•     for Least Performing Component Notes, any Reference Currency (relative to a Base Currency) or Precious Metal to which the notes may be linked; and

•     For Basket Notes, any Reference Currency (relative to a Base Currency) or Precious Metal that is included in the Basket.

Reference Currencies:	Any Reference Currency will be specified in the relevant terms supplement. If a Succession Event with respect to any Reference Currency has occurred, that Reference Currency may be replaced by another currency. See “General Terms of Notes — Succession Events.”
Base Currency:	The Base Currency, if applicable, will be specified in the relevant terms supplement. If a Succession Event with respect to the Base Currency has occurred, the Base Currency may be replaced by another currency. See “General Terms of Notes — Succession Events.”
Precious Metals:	Any Precious Metal will be specified in the relevant terms supplement.

(continued on next page)

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 3-I, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

November 14, 2011

Key Terms (continued)

Basket:	In the case of Basket Notes, the relevant terms supplement will specify the Reference Currencies (relative to a Base Currency) and/or Precious Metals that are included in the basket (the “Basket”).
Payment at Maturity:	Your payment at maturity per $1,000 principal amount note will be linked to the performance of the Underlying, as specified in the relevant terms supplement.
Knock-Out Event:	If the relevant terms supplement specifies that a knock-out feature applies to the notes, the relevant terms supplement will specify (a) the circumstances that will constitute a “Knock-Out Event” and (b) the method by which your payment at maturity per $1,000 principal amount note will be determined both with respect to whether a Knock-Out Event has occurred and with respect to whether a Knock-Out Event has not occurred.
Interest Rate:	If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the per annum rate, or such other rate or rates, including rates that reference the performance of the Underlying, as specified in the relevant terms supplement.
Automatic Call:	If the relevant terms supplement specifies that the notes include an automatic call feature, the notes will be automatically called in the circumstances set forth in the relevant terms supplement for a cash payment that will be determined as set forth in the relevant terms supplement.
Underlying Return:

In this product supplement, “Underlying Return” refers to:

•     for Single Component Notes, the Reference Currency Return or Precious Metal Return, as applicable;

•     for Least Performing Notes, the Least Performing Component Return; or

•     for Basket Notes, the Basket Return.

Component Return:	In this product supplement, the “Component Return” for a Component refers to the Reference Currency Return or Precious Metal Return, as applicable, of that Component.
Initial Underlying Value:

In this product supplement, “Initial Underlying Value” refers to:

•     for Single Component Notes, the Starting Spot Rate or Starting Metal Price, as applicable;

•     for Least Performing Notes, the Starting Spot Rate or Starting Metal Price, as applicable, of the Least Performing Component; or

•     for Basket Notes, the Starting Basket Level.

Ending Underlying Value:

In this product supplement, “Final Underlying Value” refers to:

•     for Single Component Notes, the Ending Spot Rate or Ending Metal Price, as applicable;

•     for Least Performing Notes, the Ending Spot Rate or Ending Metal Price, as applicable, of the Least Performing Component; or

•     for Basket Notes, the Ending Basket Level.

Underlying Value:

In this product supplement, “Underlying Value” refers to:

•     for Single Component Notes, the Spot Rate or Metal Price, as applicable;

•     for Least Performing Notes, the Spot Rate or Metal Price, as applicable, of the Least Performing Component; or

•     for Basket Notes, the Basket Closing Level.

Reference Currency Return:	Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Reference Currency Return” for any Reference Currency will be specified in the relevant terms supplement as one of the following:
	Reference Currency Return =	Ending Spot Rate – Starting Spot Rate
Starting Spot Rate
or
	Reference Currency Return =	Ending Spot Rate – Starting Spot Rate
Ending Spot Rate
or
	Reference Currency Return =	Starting Spot Rate – Ending Spot Rate
Starting Spot Rate
or
	Reference Currency Return =	Starting Spot Rate – Ending Spot Rate
Ending Spot Rate
Starting Spot Rate:	For any Reference Currency, the “Starting Spot Rate” will be a spot rate determined in the manner specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Starting Spot Rate with respect to a Reference Currency may be modified as described under “General Terms of Notes — Succession Events.”
Ending Spot Rate:	For any Reference Currency, the “Ending Spot Rate” will be a spot rate determined in the manner specified in the relevant terms supplement.

(continued on next page)

Key Terms (continued)

Precious Metal Return:	Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Precious Metal Return” for any Precious Metal will be calculated as follows:
	Precious Metal Return =	Ending Metal Price – Starting Metal Price
Starting Metal Price
Starting Metal Price:	For any Precious Metal, the “Starting Metal Price” will be a price determined in the manner specified in the relevant terms supplement.
Ending Metal Price:	For any Precious Metal, the “Ending Metal Price” will be a price determined in the manner specified in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Basket Return” for any Basket will be specified in the relevant terms supplement as one of the following:
	Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other date as specified in the relevant terms supplement
Ending Basket Level:	A level of the Basket determined in the manner specified in the relevant terms supplement
Strike Level:	The relevant terms supplement may specify a level of the Basket other than the Starting Basket Level, which we refer to as the “Strike Level,” to be used to make all calculations or determinations that would otherwise be made using the Starting Basket Level including, but not limited to, calculating the Basket Return and the amount, if any, payable at maturity or on any Interest Payment Date, determining whether a Knock-Out Event has occurred, if applicable, and determining whether the notes are to be automatically called, if applicable. The Strike Level, if applicable, may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date.
Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant day will be calculated as follows:

100 × [1 + sum of (Component Return of each Component × Component Weight of each such Component)]

Component Weights:

For notes linked to a Basket, with respect to each Component, the “Component Weight” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weights for all Components will equal 100% or 1, as applicable.

The relevant terms supplement will specify either (i) the weight of each Component in the Basket, which will be fixed for the term of the notes or (ii) the manner in which the weight of each Component will be determined. For example, assuming there are four Components, the relevant terms supplement may specify that each Component has an equal weight in the Basket, in which case each Component makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Components, the Component with the greater Component Return on the final Determination Date will make up 70% of the value of the Basket, and the Component with the lesser Component Return on the final Determination Date will make up 30% of the value of the Basket.

If the Basket is composed entirely of Reference Currencies (relative to a Base Currency) or entirely of Precious Metals, the relevant terms supplement may refer to the Component Weights as the “Reference Currency Weights” or the “Precious Metals Weights,” respectively.

Least Performing Component:	Unless otherwise specified in the relevant terms supplement, for Least Performing Component Notes, the Component with the Least Performing Component Return, which may be referred to as the “Lesser Performing Component” in the relevant terms supplement if the notes are linked only to two Components. If the notes are linked only to Reference Currencies (relative to a Base Currency) or only to Precious Metals, the relevant terms supplement may refer to the Least Performing Component (or Lesser Performing Component) as the Least Performing Reference Currency (or Lesser Performing Reference Currency) or the Least Performing Precious Metal (or Lesser Performing Precious Metal), respectively.
Least Performing Component Return:	Unless otherwise specified in the relevant terms supplement, for Least Performing Component Notes, the “Least Performing Component Return” will be the lowest of the Component Returns of the Components, which may be referred to as the “Lesser Performing Component Return” in the relevant terms supplement if the notes are linked only to two Components. If the notes are linked only to Reference Currencies (relative to a Base Currency) or only to Precious Metals, the relevant terms supplement may refer to the Least Performing Component Return (or Lesser Performing Component Return) as the “Least Performing Reference Currency Return” (or “Lesser Performing Reference Currency Return”) or the “Least Performing Precious Metal Return” (or “Lesser Performing Precious Metal Return”), respectively.
Determination Date(s):	The relevant terms supplement will specify Initial Averaging Dates, Call Dates, Review Dates, Valuation Dates, Observation Dates, Ending Averaging Dates or other relevant dates (each, a “Determination Date”), as applicable. Unless otherwise specified in the relevant terms supplement, Determination Dates are subject to postponement in the event of certain market disruption events and as described under “Payment at Maturity — Postponement of a Determination Date”.

(continued on next page)

Key Terms (continued)

Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Other Terms:	Any other terms applicable to the notes will be set forth in the relevant terms supplement.

Table of Contents

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. 3-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 3-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 3-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 3-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 3-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 3-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 3-I have the meanings assigned in the accompanying prospectus supplement and prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Notes Linked to a Single Reference Currency (relative to a Base Currency) or Precious Metal, Notes Linked to the Least Performing of Two or More Reference Currencies (relative to a Base Currency) and/or Precious Metals, and Notes Linked to a Weighted Basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals specified in the relevant terms supplement.

General

The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of:

•	a single Reference Currency (relative to a Base Currency) or a single Precious Metal (such notes, “Single Component Notes”);
•	notes linked to the least performing of two or more Reference Currencies (relative to a Base Currency) and/or Precious Metals (such notes, “Least Performing Component Notes”); or
•	notes linked to a basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals (such notes, “Basket Notes”) as specified in the relevant terms supplement.

In this product supplement, “Underlying” refers to:

•	for Single Component Notes, the single Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked;
•	for Least Performing Component Notes, the least performing Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked; or
•	for Basket Notes, the Basket to which the notes are linked.

In this product supplement, “Component(s)” refers to:

•	for Single Component Notes, the Reference Currency (relative to a Base Currency) or Precious Metal to which the notes are linked;
•	for Least Performing Component Notes, any Reference Currency (relative to a Base Currency) or Precious Metal to which the notes may be linked; and
•	for Basket Notes, any Reference Currency (relative to a Base Currency) or Precious Metal that is included in the Basket.

The relevant terms supplement will specify any “Reference Currency,” the “Base Currency,” if applicable, and any “Precious Metal.” If a Succession Event with respect to any Reference Currency or the Base Currency has occurred, that Reference Currency or the Base Currency, as applicable, may be replaced by another currency. See “General Terms of Notes — Succession Events.” In the case of

PS-1

Basket Notes, the relevant terms supplement will specify the Reference Currencies (relative to a Base Currency) and/or Precious Metals that are included in the basket (the “Basket”).

The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

Unless otherwise specified in the relevant terms supplement, the notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 3-I. The terms described in that document supplement those described in this product supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

Determining the Payment at Maturity

Your payment at maturity per $1,000 principal amount note will be linked to the performance of the Underlying, as specified in the relevant terms supplement.

If the relevant terms supplement specifies that a knock-out feature applies to the notes, the relevant terms supplement will specify (a) the circumstances that will constitute a “Knock-Out Event” and (b) the method by which your payment at maturity per $1,000 principal amount note will be determined both with respect to whether a Knock-Out Event has occurred and with respect to whether a Knock-Out Event has not occurred. For example, the relevant terms supplement could specify that a Knock-Out Event will occur if the Underlying Value is less than the Initial Underlying Value by more than a specified percentage on any day during a predetermined period within the term of the notes and that any minimum payment at maturity will not apply if a Knock-Out Event has occurred.

PS-2

Calculating the Underlying Return

In this product supplement:

•	“Underlying Return” refers to (a) for Single Component Notes, the Reference Currency Return or Precious Metal Return, as applicable; (b) for Least Performing Component Notes, the Least Performing Component Return; or (c) for Basket Notes, the Basket Return;
•	“Component Return” for a Component refers to the Reference Currency Return or Precious Metal Return, as applicable, of that Component;
•	“Initial Underlying Value” refers to (a) for Single Component Notes, the Starting Spot Rate or Starting Metal Price, as applicable; (b) for Least Performing Component Notes, the Starting Spot Rate or Starting Metal Price, as applicable, of the Least Performing Component; or (c) for Basket Notes, the Starting Basket Level;
•	“Ending Underlying Value” refers to (a) for Single Component Notes, the Ending Spot Rate or Ending Metal Price, as applicable; (b) for Least Performing Component Notes, the Ending Spot Rate or Ending Metal Price, as applicable, of the Least Performing Component; or (c) for Basket Notes, the Ending Basket Level; and
•	“Underlying Value” refers to (a) for Single Component Notes, the Spot Rate or Metal Price, as applicable; (b) for Least Performing Component Notes, the Spot Rate or Metal Price, as applicable, of the Least Performing Component; or (c) for Basket Notes, the Basket Closing Level.

Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Reference Currency Return” for any Reference Currency will be specified in the relevant terms supplement as one of the following:

Reference Currency Return =	Ending Spot Rate – Starting Spot Rate
Starting Spot Rate

or

Reference Currency Return =	Ending Spot Rate – Starting Spot Rate
Ending Spot Rate

or

Reference Currency Return =	Starting Spot Rate – Ending Spot Rate
Starting Spot Rate

or

Reference Currency Return =	Starting Spot Rate – Ending Spot Rate
Ending Spot Rate

For any Reference Currency, the “Starting Spot Rate” will be a spot rate determined in the manner specified in the relevant terms supplement. Unless otherwise specified in the relevant terms supplement, the Starting Spot Rate with respect to a Reference Currency may be modified as described under “General Terms of Notes — Succession Events.”

For any Reference Currency, the “Ending Spot Rate” will be a spot rate determined in the manner specified in the relevant terms supplement.

PS-3

Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Precious Metal Return” for any Precious Metal will be calculated as follows:

Precious Metal Return =	Ending Metal Price – Starting Metal Price
Starting Metal Price

For any Precious Metal, the “Starting Metal Price” will be a price determined in the manner specified in the relevant terms supplement.

For any Precious Metal, the “Ending Metal Price” will be a price determined in the manner specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, on any relevant day, the “Basket Return” will be calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other date as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Ending Basket Level” is a level of the Basket determined in the manner specified in the relevant terms supplement.

The relevant terms supplement may specify a level of the Basket other than the Starting Basket Level, which we refer to as the “Strike Level,” to be used to make all calculations or determinations that would otherwise be made using the Starting Basket Level including, but not limited to, calculating the Basket Return and the amount, if any, payable at maturity or on any Interest Payment Date, determining whether a Knock-Out Event has occurred, if applicable, and determining whether the notes are to be automatically called, if applicable. The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date.

If the Basket is composed entirely of Reference Currencies (relative to a Base Currency) or entirely of Precious Metals, the relevant terms supplement may refer to the Component Weights as the “Reference Currency Weights” or the “Precious Metals Weights,” respectively.

Unless otherwise specified in the relevant terms supplement, for Least Performing Component Notes, the “Least Performing Component” will be the Component with the Least Performing Component Return, which may be referred to as the “Lesser Performing Component” in the relevant terms supplement if the notes are linked only to two Components. If the notes are linked only to Reference Currencies (relative to a Base Currency) or only to Precious Metals, the relevant terms supplement may refer to the Least Performing Component (or Lesser Performing Component) as the “Least Performing Reference Currency” (or “Lesser Performing Reference Currency”) or the “Least Performing Precious Metal” (or “Lesser Performing Precious Metal”), respectively.

Unless otherwise specified in the relevant terms supplement, for Least Performing Component Notes, the “Least Performing Component Return” will be the lowest of the Component Returns of the Components, which may be referred to as the “Lesser Performing Component Return” in the relevant terms supplement if the notes are linked only to two Components. If the notes are linked only to Reference Currencies (relative to a Base Currency) or only to Precious Metals, the relevant terms supplement may refer to the Least Performing Component Return (or Lesser Performing Component Return) as the “Least Performing Reference Currency Return” (or “Lesser Performing Reference Currency Return”) or the “Least Performing Precious Metal Return” (or “Lesser Performing Precious Metal Return”), respectively.

PS-4

Determining the Underlying Value

Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Spot Rate” on any relevant day will be (i) an exchange rate expressed as the amount of Base Currency per one unit of Reference Currency or (ii) an exchange rate expressed as the amount of Reference Currency per one unit of Base Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used and the specific Reuters or Bloomberg page to be used and the approximate time of day at which the relevant page will be consulted to determine the Spot Rate. If a market disruption event with respect to a Reference Currency has occurred or is continuing, or a Succession Event with respect to a Reference Currency or the Base Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “Description of Notes — Postponement of a Determination Date” and “General Terms of Notes — Succession Events.”

Unless otherwise specified in the relevant terms supplement, the “Metal Price” of a Precious Metal on any relevant day will be:

(a)	if the Precious Metal is “Gold,” the official afternoon Gold fixing per troy ounce of Gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect delivery, stated in U.S. dollars, as calculated by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” on that day,
(b)	if the Precious Metal is “Silver,” the official Silver fixing per troy ounce of Silver for delivery in London through a member of the LBMA authorized to effect delivery, stated in U.S. cents, as calculated by the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on that day, and
(c)	if the Precious Metal is a precious metal not described in this product supplement, the relevant terms supplement will specify how the Metal Price of that Precious Metal will be determined.

Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant day will be calculated as follows:

100 × [1 + sum of (Component Return of each Component × Component Weight of each such Component)]

For notes linked to a Basket, with respect to each Component, the “Component Weight” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weights for all Components will equal 100% or 1, as applicable.

The relevant terms supplement will specify either (i) the weight of each Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Component will be determined. For example, assuming there are four Components, the relevant terms supplement may specify that each Component has an equal weight in the Basket, in which case each Component makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Components, the Component with the greater Component Return on the final Determination Date will make up 70% of the value of the Basket, and the Component with the lesser Component Return on the final Determination Date will make up 30% of the value of the Basket.

Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to a Reference Currency, is a day, as determined by the calculation agent, on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market occur in The City of New York and the principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, as specified in the relevant terms

PS-5

supplement, (b) banking institutions in The City of New York and such principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

Unless otherwise specified in the relevant terms supplement, a “bullion business day,” with respect to a Precious Metal, is a day, as determined by the calculation agent, on which the relevant exchange is open to effectuate delivery of the applicable Precious Metal.

Unless otherwise specified in the relevant terms supplement, “relevant exchange” means, with respect to a Precious Metal, the LBMA or any primary exchange or market of trading related to the Precious Metal or any futures or options contracts relating to the Precious Metal.

Other Terms

The relevant terms supplement will specify Initial Averaging Dates, Call Dates, Review Dates, Valuation Dates, Observation Dates, Ending Averaging Dates or other relevant dates (each, a “Determination Date”), as applicable. Unless otherwise specified in the relevant terms supplement, Determination Dates are subject to adjustment as described in “— Postponement of a Determination Date” below.

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Determination Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Determination Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Note Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Securities LLC’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

PS-6

Automatic Call

If the relevant terms supplement specifies that the notes include an automatic call feature, the notes will be automatically called in the circumstances set forth in the relevant terms supplement for a cash payment that will be determined as set forth in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if the notes are automatically called on any day other than the final Determination Date, we will redeem each note and pay the applicable cash payment described in the relevant terms supplement (the “Call Price”) on the third business day after the date on which the notes are called, subject to postponement as described below under “Postponement of a Determination Date.” Unless otherwise specified in the relevant terms supplement, if the notes are called on the final Determination Date, we will redeem each note and pay the call price on the maturity date, subject to postponement as described in “Payment at Maturity” above. We refer to the date on which the call price is payable as the “Call Settlement Date.”

Interest Payments

If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the per annum rate, or such other rate or rates, including rates that reference the performance of the Underlying, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if the notes do not include an automatic call feature or if the notes are not automatically called, interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be payable in arrears on each date specified in the relevant terms supplement (each such date, an “Interest Payment Date”) to and including the maturity date, to the holders of record at the close of business on the business day prior to that Interest Payment Date, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if the notes include an automatic call feature and the notes are automatically called, interest will accrue from the issue date of the notes to but excluding the applicable Call Settlement Date. Interest will be payable in arrears on each Interest Payment Date occurring before the applicable Call Settlement Date and on that Call Settlement Date, to the holders of record at the close of business on the business day prior to that Interest Payment Date or that Call Settlement Date, as applicable, unless otherwise specified in the relevant terms supplement.

Interest on the notes will be calculated based on a 365-day year and the actual number of days in the relevant interest payment period. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period, if applicable, will commence as if the payment had not been delayed. If the maturity date, any Interest Payment Date or any Call Settlement Date is adjusted as the result of a market disruption event, a non-currency business day or a non-bullion business day, the payment of interest due on that date will be made on the maturity date as adjusted, with the same force and effect as if that date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

PS-7

Postponement of a Determination Date

Single Component Notes

If a Determination Date is not a currency business day or bullion business day, as applicable, or if there is a market disruption event on that Determination Date (any such day, a “Disrupted Day”), the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Determination Date be postponed to a date that is after the Final Disrupted Determination Date.

If a Determination Date is or has been postponed to the Final Disrupted Determination Date and the Final Disrupted Determination Date is a Disrupted Day, the calculation agent will determine the Spot Rate or Metal Price, as applicable, for that Determination Date on the Final Disrupted Determination Date:

(a)	for notes linked to a Reference Currency, in good faith and in a commercially reasonable manner, taking into account the latest available quotation for that Spot Rate and any other information that it deems relevant; or
(b)	for notes linked to a Precious Metal, using the calculation agent’s good faith estimate of the fixing level on the Final Disrupted Determination Date that would have prevailed but for that Disrupted Day.

With respect to a Determination Date, unless otherwise specified in the relevant terms supplement, the “Final Disrupted Determination Date” means the tenth business day after that Determination Date, as originally scheduled, provided that, for notes with a maturity of one year or less, the relevant terms supplement may specify that the Final Disrupted Determination Date will be the earlier of:

(a)	the last date that could serve as the final Determination Date without causing the maturity date to be more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding, but not both) after the issue date; and
(b)	the tenth business day after that Determination Date, as originally scheduled.

Least Performing Component Notes or Basket Notes

If a Determination Date is a Disrupted Day for any Component (any Component affected by a Disrupted Day, a “Disrupted Component”), the applicable Determination Date will be postponed to the earliest day on which the Spot Rate or Metal Price (as applicable, the “Component Value”) of each Component has been established, as described below:

(a)	for each Component that is not a Disrupted Component (an “Unaffected Component”), the Component Value on that postponed Determination Date will be deemed to be the Component Value on the originally scheduled Determination Date; and
(b)	for each Disrupted Component, the Component Value on that postponed Determination Date will be deemed to be the Component Value on the first business day following the originally scheduled Determination Date that is not a Disrupted Day for that Disrupted Component.

Accordingly, if a Determination Date is postponed as described above, the calculation agent may reference the Component Values of the Components from different business days when calculating the Basket Closing Level, if applicable, or making other determinations with respect to that Determination Date, as postponed.

PS-8

For example, assume that the notes are linked to a Basket consisting of three Components, Component A, Component B and Component C, and that:

(a)	Business Day 1, a scheduled Determination Date, is not a Disrupted Day for Component A but is a Disrupted Day for Components B and C;
(b)	Business Day 2 is not a Disrupted Day for Component B but is a Disrupted Day for Component C; and
(c)	Business Day 3 is not a Disrupted Day for Component C.

Under these circumstances, the Determination Date originally scheduled to occur on Business Day 1 would be postponed to Business Day 3 and, with respect to that Determination Date, as postponed, the Component Values would be deemed to be (a) for Component A, the Component Value on Business Day 1; (b) for Component B, the Component Value on Business Day 2 and (c) for Component C, the Component Value on Business Day 3.

In no event, however, will any Determination Date be postponed to a date that is after the Final Disrupted Determination Date. If a Determination Date is or has been postponed to the Final Disrupted Determination Date and on that day, the Component Value for any Disrupted Component has not been established in accordance with the first paragraph above (a “Final Disrupted Component”), the Component Value for that Determination Date will be determined by the calculation agent on the Final Disrupted Determination Date and will be deemed to be:

(a)	for each Unaffected Component, the Component Value on the originally scheduled Determination Date;
(b)	for each Disrupted Component that is not a Final Disrupted Component, the Component Value determined in the manner described in the first paragraph above;
(c)	for each Final Disrupted Component, the Component Value on the Final Disrupted Determination Date as determined by the calculation agent:
(i)	for each Final Disrupted Component that is a Reference Currency, in good faith and in a commercially reasonable manner, taking into account the latest available quotation for that Spot Rate and any other information that it deems relevant; or
(ii)	for each Final Disrupted Component that is a Precious Metal, using the calculation agent’s good faith estimate of the fixing level on the Final Disrupted Determination Date that would have prevailed but for that Disrupted Day.
PS-9

Risk Factors

Your investment in the notes will involve certain risks. Unless otherwise specified in the relevant terms supplement, the notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing (or taking a short position) directly in any of the Components or any instruments linked to any of the Components. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes differ from conventional debt securities and may not pay interest or guarantee the return of your investment.

The notes differ from conventional debt securities and may not pay interest and may not return any of your investment. The amount payable at maturity or, if applicable, upon automatic call will be determined pursuant to the terms described in the relevant terms supplement. The relevant terms supplement will specify the circumstances in which you may lose some or all of your investment at maturity, or if applicable, upon automatic call.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or, if applicable, upon automatic call, or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, any Component.

You should not take our offering of the notes as an expression of our views about how any Component will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any Component, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more Components that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in one or more Components or in instruments the value of which is derived from one or more Components. We may also adjust our hedge by, among other things, purchasing or selling one or more Components or instruments the value of which is derived from one or more Components at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any

PS-10

Determination Date. These hedging activities may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific currencies and/or precious metals (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. We cannot give you any assurances that our hedging will not negatively affect the value of the Underlying or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the Components and other financial instruments related to the Components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase (or decrease, in cases where Underlying Return increases as the Underlying Value decreases) the Underlying Value on the pricing date or any Initial Averaging Dates, as applicable, and/or decrease (or increase) the Underlying Value on any other Determination Date, which could adversely affect your payment at maturity, or, if applicable, upon automatic call or the amount of interest you may receive over the term of the notes.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

In the course of our business, we or our affiliates may acquire nonpublic information about currency or precious metal investments or one or more Components, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about currency or precious metal investments or one or more Components. Any prospective purchaser of notes should undertake an independent investigation of any Components as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the rate or price, as applicable, of one or more Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Securities LLC’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level (or Strike Level), if applicable, the Ending Basket Level, if applicable, any Starting Spot Rate and Ending Spot Rate, any Starting Metal Price

PS-11

and Ending Metal Price, any Spot Rate, Metal Price or Basket Closing Level on any Determination Date, the Basket Return, if applicable, any Reference Currency Return, any Precious Metal Return, whether a Knock-Out Event has occurred, if applicable, and the payment, if any, on any Interest Payment Date and at maturity or, if applicable, upon automatic call. The calculation agent will also be responsible for determining whether a market disruption event has occurred, the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable, and selecting a Successor Currency, if applicable, whether any Precious Metal has discontinued trading on its relevant exchange, whether there has been a material change in the method of calculating the Metal Price of any Precious Metal and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of any relevant Component, and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and any Component to which the notes are linked.

If so specified in the relevant terms supplement, the notes will be subject to automatic call prior to maturity and the corresponding reinvestment risk.

If the relevant terms supplement specifies that the notes include an automatic call feature, the term of the notes may be limited by the automatic call feature of the notes. The notes will be automatically called prior to the maturity date under the circumstances set forth in the relevant terms supplement. Because of this automatic call feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes. If the notes pay interest and the notes are automatically called, the holding period over which you would receive interest payments could be significantly shorter than the full term of the notes. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to the maturity date.

The Ending Underlying Value may be less (or greater) than the Underlying Value at other times during the term of the notes.

Because the Ending Underlying Value is calculated based on the Underlying Value on one or more Determination Dates during the term of the notes, the value of the Underlying at various other times during the term of the notes could be higher (or lower, in cases where Underlying Return increases as the Underlying Value decreases) than the Ending Underlying Value. This difference could be particularly large if there is a significant increase (or decrease) in the value of the Underlying before and/or after the Determination Date(s), if there is a significant decrease (or increase) in the value of the Underlying around the time of the Determination Date(s) or if there is significant volatility in the value of the Underlying during the term of the notes (especially on dates near the Determination Date(s)). For example, when the Determination Date of the notes is near the end of the term of the notes, if the value of the Underlying increases (or decreases) or remains relatively constant during the initial term of the notes and then decreases below (or increases

PS-12

above) the Initial Underlying Value, the Ending Underlying Value may be significantly less than (or significantly greater than) if it were calculated on a date earlier than the Determination Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in any Component or contracts relating to any Component for which there is an active secondary market.

The Starting Spot Rate or Starting Metal Price, as applicable, of any Component may be determined after the issue date of the notes.

If so specified in the relevant terms supplement, the Starting Spot Rate or Starting Metal Price, as applicable, of any Component may be determined based on the arithmetic average of the Component Values on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Starting Spot Rate or Starting Metal Price, as applicable, of any Component may not be determined, and you may therefore not know the value of that Starting Spot Rate or Starting Metal Price, as applicable, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Starting Spot Rate or Starting Metal Price, as applicable. If there are any increases (or decreases, in cases where Component Return increases as the Component Value decreases) in the Component Values on the Initial Averaging Dates that occur after the issue date and those increases (or decreases) result in the Initial Underlying Value being higher (or lower) than the Underlying Value on the issue date, your payment at maturity or, if applicable, upon automatic call may be adversely affected.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes. The potential returns described in the relevant terms supplement assume that your notes are held to maturity, unless automatically called prior to maturity, if applicable.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

While the payment at maturity or, if applicable, upon automatic call, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any

PS-13

other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any of those prices may differ from values determined by pricing models used by JPMS, as a result of this compensation or other transaction costs.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the value of the Underlying on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the value of the Underlying. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

•	the actual and expected frequency and magnitude of changes in any Component Value (i.e., volatility);
•	the time to maturity of the notes;
•	if applicable, whether a Knock-Out Event has occurred or is expected to occur;
•	interest and yield rates in the market generally as well as in the countries of any Reference Currency and the Base Currency, if applicable;
•	the exchange rate and the volatility of the exchange rate among each of the Reference Currencies;
•	for Least Performing Component Notes and Basket Notes, changes in correlation (the extent to which the value of the Components increase or decrease to the same degree at the same time) between the Components;
•	suspension or disruption of market trading in any or all of the Reference Currencies or Base Currency;
•	economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect the value of any Reference Currency, the Base Currency, if applicable, or the economies of the originating countries of those currencies or any Precious Metal; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount.

You cannot predict the future performance of the Underlying based on its historical performance.

The notes may be linked to the performance of a single Component or to the least performing of two or more Components.

If so specified in the relevant terms supplement, the notes will be linked to the performance of a single Component or to the least performing of two or more Components. Notes linked to the performance of a single Component or to the least performing of two or more Components do not provide any diversification of risks that notes linked to the performance of a Basket may provide.

PS-14

For Least Performing Component Notes, your payment at maturity may be determined by the reference to the Component with the worst performance.

For Least Performing Component Notes, your payment at maturity or upon automatic call, if applicable, may be determined by the reference to the Component with the worst performance. The Components may not be correlated. Accordingly, changes in the value of any Component that result in an increased Component Return for that Component will have no effect on your return if changes in the value of another Component result in a lesser increase or a decrease in the Component Return for that other Component. Accordingly, poor performance by a single Component can have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

For Least Performing Component Notes, you are exposed to the risk of loss associated with each Component.

For Least Performing Component Notes, your return on the notes and your payment at maturity or upon automatic call, if applicable, is not linked to a basket consisting of the Components. Rather, your payment at maturity or, if applicable, upon automatic call will be contingent upon the performance of each individual Component. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to all of the Components. Poor performance by any one of the Components over the term of the notes may negatively affect your payment at maturity or, if applicable, upon automatic call and will not be offset or mitigated by a positive performance by any or all of the other Components. Accordingly, your investment is subject to the risk of each Component.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the currency or precious metals markets have been affected in a manner that prevents it from properly determining any relevant Spot Rate or Metal Price, as applicable, on any Determination Date and determining whether a Knock-Out Event has occurred, if applicable, or calculating the amount, if any, that we will pay you at maturity or, if applicable, upon automatic call or on any Interest Payment Date. These events may include disruptions or suspensions of trading in the currency or precious metals markets as a whole, and, with respect to a Reference Currency or the Base Currency, could be a Convertibility Event, a Deliverability Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes — Market Disruption Events” for further information on what constitutes a market disruption event. If the calculation agent, in its sole discretion, determines that any of these events (other than a Price Source Disruption Event) prevents us or any of our affiliates from properly hedging our obligations under the notes or if a Price Source Disruption Event has occurred, it is possible that one or more Determination Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” Moreover, if any Determination Date is postponed to the last possible day and the Spot Rate for a Reference Currency or the Metal Price of a Precious Metal is not available on that day because of a market disruption event or if that day is not a currency business day or bullion business day, as applicable, the calculation agent will nevertheless determine the Spot Rate for that Reference Currency or the Metal Price of that Precious Metal on that last possible day. See “Description of Notes — Postponement of a Determination Date” for more information.

PS-15

Certain tax consequences of an investment in short-term debt obligations are unclear.

No statutory, judicial or administrative authority directly addresses the treatment of notes that we will treat as “short-term obligations” or instruments similar thereto for U.S. federal income tax purposes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) with respect to these notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are unclear. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments That Have a Term of Not More than One Year” in this product supplement no. 3-I and consult your tax adviser regarding your particular circumstances.

The tax consequences of an investment in notes that we treat as “open transactions” that are not debt instruments are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of notes that we treat as open transactions that are not debt instruments, and we do not intend to request a ruling from the IRS regarding these notes. The IRS might not accept, and a court might not uphold, the treatment of these notes described in “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions That Are Not Debt Instruments.” If the IRS were successful in asserting an alternative treatment for these notes, the timing and/or character of income on the notes could be affected materially and adversely. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include these notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in these notes, possibly with retroactive effect. In addition, in 2007 the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. The revenue ruling, or future guidance relating thereto, could materially and adversely affect the tax consequences for U.S. Holders of an investment in notes linked to currencies that do not provide for the full repayment of their principal amount at or prior to maturity, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 3-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and ruling described above.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

PS-16

Risks Relating to a Basket

The Components may not be equally weighted.

If so specified in the relevant terms supplement, the Components may have different weights in determining the level of the Basket. For example, the relevant terms supplement may specify that the Basket consists of five Components and that the Component Weights are 25%, 30%, 15%, 20% and 10%, respectively. One consequence of an unequal weighting of the Components is that the same percentage change in two of the Components may have different effects on the Basket Closing Level. For example, if the Component Weight for Component A is greater than the Component Weight for Component B, a 5% decrease in Component A will have a greater effect on the Basket Closing Level than a 5% decrease in Component B.

The Component Weights may be determined on a date other than the pricing date.

If so specified in the relevant terms supplement, the Component Weights may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the Component Weights will be determined based on the relative magnitude of the Component Return of each Component on the final Determination Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Component until a date later than the pricing date, and you may not know the weight assigned to each Component in the Basket prior to the final Determination Date.

Changes in the value of the Components may offset each other.

Price movements in the Components may not correlate with each other. At a time when the value of one or more of the Components increases, the value of the other Components may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Components may be moderated, or more than offset, by lesser increases or declines in the value of the other Component or Components, particularly if the Component or Components that appreciate are of relatively low weight in the Basket.

Movements in the Components may be highly correlated.

High correlation of movements in the Components during periods of negative returns among the Components could have an adverse effect on your return on your investment at maturity or, if applicable, upon automatic call. However, the movements in the Components may become uncorrelated in the future. Accordingly, at a time when the value of one or more of the Components increases, the value of the other Components may not increase as much or may even decline. See “— Changes in the value of the Components may offset each other” above.

The Basket is not a recognized market index and may not accurately reflect global currency or precious metals market performance.

The Basket is not a recognized market index. The Basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The level of the Basket and, therefore, the Basket performance amount will not be published during the term of the notes. The Basket does not reflect the performance of all major currency or precious metals markets, and may not reflect actual global currency or precious metals market performance.

Risks Relating to a Reference Currency

Your return on the notes will not reflect the return of a direct investment in the Reference Currencies.

Your return on the notes will not reflect the return you would realize if you directly invested in or traded the Reference Currencies or instruments related to the Reference Currencies.

PS-17

The notes are subject to currency exchange risk.

Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Reference Currency and the Base Currency is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates over time result from the interaction of many factors directly or indirectly affecting economic and political conditions in the Reference Currencies’ countries, the Base Currency’s country, and economic and political developments in other relevant countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments in the Reference Currencies’ and Base Currency’s countries and between each country and its major trading partners;
•	the monetary policies of the Reference Currencies’ and Base Currency’s countries, especially as related to the supply of money;
•	political, civil or military unrest in the Reference Currencies’ and Base Currency’s countries; and
•	the extent of governmental surplus or deficit in the Reference Currencies’ and Base Currency’s countries.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Reference Currencies’ and the Base Currency’s countries and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of the governments of the originating nations of the Reference Currencies and the Base Currency.

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless that event constitutes a market disruption event or a Succession Event, there will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the Reference Currencies, the Base Currency or any other currency. See “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Succession Events.”

PS-18

Even though the Reference Currencies and Base Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

The interbank market for the Reference Currencies and the Base Currency is a global, around-the-clock market and the Reference Currencies and Base Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Reference Currencies and the Base Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the relevant Spot Rate, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the Reference Currencies may affect the price of the notes.

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the Spot Rate, and therefore your payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the Reference Currencies or the Base Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Reference Currencies and the Base Currency and must be prepared to make special efforts to obtain that information on a timely basis.

Currency exchange risks can be expected to heighten in periods of financial turmoil.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Those interventions affect currency exchange rates globally and, in particular, the value of the Reference Currencies relative to the Base Currency. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

Changes in interest rates may affect the trading value of the notes.

We expect that changes in interest rates will affect the trading value of the notes. In general, if interest rates of the country issuing the Base Currency increase or interest rates in the countries issuing the Reference Currencies decrease, we expect that the Base Currency will appreciate relative to the Reference Currencies. Conversely, if the interest rates of the country issuing the Base Currency decrease or interest rates in the countries issuing the Reference Currencies increase, we expect that the Reference Currencies will appreciate relative to the Base Currency.

Interest rates may affect the economies of the countries issuing the Reference Currencies or the Base Currency, and, in turn, the exchange rates and therefore the value of the Reference Currencies

PS-19

relative to the Base Currency. Prior to maturity, the impact of interest rates of the country issuing the Base Currency and the interest rates of the countries issuing the Reference Currencies may either offset or magnify each other.

Suspensions or disruptions of market trading in the currency markets may adversely affect the amount payable at maturity and/or the market value of the notes.

The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. These circumstances could affect the value of the Reference Currencies and Base Currency, the exchange rates and the Basket and, therefore, the amount we will pay you at maturity, if any, and in the market value of the notes.

One or more of the Reference Currencies and/or the Base Currency may be replaced by other currencies following a Succession Event.

If a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is a Reference Currency or the Base Currency (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after that event (each such event, a “Succession Event”), that Reference Currency or the Base Currency will be replaced with another currency (a “Successor Currency”). In the event of a Succession Event, you will become subject to the performance of the Successor Currency relative to the Base Currency or the performance of the Reference Currencies relative to the Successor Currency, as applicable. In addition, for notes linked to a Basket, if a Reference Currency is replaced with a Successor Currency that is the same as another Reference Currency, the weight of that Reference Currency in the Basket will be effectively increased. You should read “General Terms of Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a Succession Event and the consequent adjustments may materially and adversely affect the value of the notes.

Risks Relating to a Precious Metal

Your return on the notes will not reflect the return of direct ownership of any relevant Precious Metal or certain other commodity-related contracts.

Your return on the notes will not reflect the return you would realize if you directly owned any relevant Precious Metal or exchange-traded or over-the-counter instruments based on any Precious Metal. You will not have any rights that holders of those assets or instruments have.

Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in a Precious Metal.

Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors. See “— The prices of precious metals are volatile and are affected by numerous factors, certain of which are specific to the market for each precious metal” below. The prices of commodities are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of a particular commodity, may affect the price a Precious Metal, and different factors may cause the price of any relevant Precious Metals to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes.

PS-20

Precious Metals provide one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio.

An investment in the notes may be subject to risks associated with the London Bullion Market Association.

The notes may be linked in whole or in part to a commodity (Gold and Silver) that is traded on the London Bullion Market Association (the “LBMA”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The Metal Prices of Gold and Silver will be determined by reference to fixing levels reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a day or over a period of days.

An increase in the margin requirements for any commodity futures contracts related to a Precious Metal may adversely affect the value of the notes.

Returns associated with the spot price of Precious Metals have exhibited correlation with returns on futures contracts related to that Precious Metals. Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts related to a Precious Metal, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of that commodity futures contract to decline significantly. As a result, the value of the related Precious Metal and the notes may be adversely affected.

The prices of precious metals are volatile and are affected by numerous factors, certain of which are specific to the market for each precious metal.

A decrease in the price of one or more Precious Metals may have a material adverse effect on the value of the notes and your return on your investment in the notes. A Precious Metal is subject to the effect of numerous factors, certain of which are specific to the market for each Precious Metal to which your notes may be linked, as discussed below.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be

PS-21

affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be extremely volatile.

PS-22

Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

The relevant exchange has no obligation to consider your interests.

The relevant exchange is responsible for calculating the fixing level for a Precious Metal. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the fixing level for any relevant Precious Metal. Any of these actions could adversely affect the value of the notes. The relevant exchange has no obligation to consider your interests in calculating or revising the fixing level for any Precious Metal.

PS-23

Use of Proceeds and Hedging

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $60.00 per $1,000 principal amount note. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to one or more Components. These hedging activities may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific currencies and/or precious metals (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. To accomplish this, we, through our affiliates or others, may take positions in one or more Components or instruments the value of which is derived from one or more Components. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase (or decrease, in cases where Underlying Return increases as the Underlying Value decreases) the Underlying Value on the pricing date or any Initial Averaging Dates, as applicable, and/or decrease (or increase) the Underlying Value on any other Determination Date, which could adversely affect your payment at maturity, or, if applicable, upon automatic call or the amount of interest you may receive over the term of the notes It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to one or more currencies and/or precious metals. No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

PS-24

The Reference Currencies

Historical Performance of the Reference Currencies

We will provide historical information on the performance of any relevant Reference Currency relative to the Base Currency and, if applicable, the hypothetical Basket in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of that information.

Hypothetical returns on your notes

The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical performances of any relevant Reference Currency relative to the Base Currency, and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical performance of any relevant Reference Currency relative to the Base Currency over the term of the notes could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on assumptions that may prove to be erroneous.

The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest (including taking a short position) in any Reference Currency relative to the Base Currency directly. Among other things, the return on an investment in the one or more Reference Currencies relative to the Base Currency is likely to have tax consequences that are different from an investment in your note.

We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

PS-25

The Precious Metals

We have derived all information regarding Gold and Silver contained in this product supplement, including, without limitation, their respective methods of calculation, from publicly available information. Information related to the commodities that trade on the London Bullion Market Association (the “LBMA”) reflects the policies of, and is subject to change by, LBMA. We make no representation or warranty as to the accuracy or completeness of that information.

The notes may be linked to the performance of either or both of Gold and Silver, which trade on the LBMA.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The fixing level for each relevant Precious Metal will be determined as described below. If any Bloomberg symbol for a particular Precious Metal differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

•	Gold – The official afternoon fixing level in U.S. dollars per troy ounce quoted by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM.”
•	Silver – The official fixing level in U.S. dollars per troy ounce (expressed in cents) as quoted by the LBMA and displayed on Bloomberg under the symbol “SLVRLN.”

For information regarding how the Precious Metal Return will be calculated if the fixing levels of one of the Precious Metals is not calculated by the LBMA or published by Bloomberg, see “General Terms of Notes — Discontinuation of Trading of a Precious Metal on its Relevant Exchange; Alternative Method of Calculation” below.

If the notes are linked to a Precious Metal not described in this product supplement, the relevant terms supplement will describe how the fixing level of that Precious Metal will be determined.

The London Bullion Market Association

The London Gold Bullion Market

The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market–making members of the LBMA.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

PS-26

The London Silver Market

The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by the LBMA. The LBMA makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LBMA has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LBMA is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LBMA has no obligation or liability in connection with the administration, marketing or trading of the notes.

THE LBMA DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE PRECIOUS METALS THAT ARE TRADED ON THE LBMA AND THE LBMA SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LBMA MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE PRECIOUS METALS THAT ARE TRADED ON THE LBMA. THE LBMA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE PRECIOUS METALS THAT ARE TRADED ON THE LBMA. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LBMA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LBMA AND LBMA MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

PS-27

General Terms of Notes

Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level (or Strike Level), if applicable, the Ending Basket Level, if applicable, any Starting Spot Rate and Ending Spot Rate, any Starting Metal Price and Ending Metal Price, any Spot Rate, Metal Price or Basket Closing Level on any Determination Date, the Basket Return, if applicable, any Reference Currency Return, any Precious Metal Return, whether a Knock-Out Event has occurred, if applicable, and the payment, if any, on any Interest Payment Date and at maturity or, if applicable, upon automatic call. The calculation agent will also be responsible for determining whether a market disruption event has occurred, the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable, and selecting a Successor Currency, if applicable, whether any Precious Metal has discontinued trading on its relevant exchange, whether there has been a material change in the method of calculating the Metal Price of any Precious Metal and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount, if any, to be paid at maturity or upon automatic call, if applicable, and on each Interest Payment Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date, the applicable Call Settlement Date or such Interest Payment Date, as applicable.

All calculations with respect to any Starting Spot Rate, any Starting Metal Price, any Ending Spot Rate, any Ending Metal Price, any Spot Rate, any Metal Price, any Basket Closing Level, if applicable, the Ending Basket Level, if applicable, any Reference Currency Return, any Precious Metal Return and the Basket Return, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of any payment on the notes per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining any relevant Spot Rate or Metal Price, as applicable, on any Determination Date, determining whether a Knock-Out Event has occurred or calculating the amount, if any, that we will pay you at maturity or, if applicable, upon automatic call or on any Interest Payment Date. These events may include disruptions or suspensions of trading on the markets as a whole.

Market Disruption Events for Reference Currencies and the Base Currency

Unless otherwise specified in the relevant terms supplement, a “market disruption event,” with respect to a Reference Currency or the Base Currency, means the occurrence of any of the following:

(a) a Convertibility Event;

(b) a Deliverability Event (provided that a Deliverability Event will not constitute a market disruption event with respect to a Non-Deliverable Currency);

PS-28

(c)	a Liquidity Event;
(d)	a Taxation Event;
(e)	a Discontinuity Event;
(f)	a Price Source Disruption Event; or
(g)	(i) if the determination of the Spot Rate for a Reference Currency relative to the Base Currency involves the use of cross rates, the unavailability of a cross rate for that Reference Currency and Base Currency, each relative to the U.S. dollar, that prevents the calculation agent from calculating the Spot Rate for that Reference Currency relative to the Base Currency in the manner provided in the relevant terms supplement, or (ii) any event that generally makes it impossible to convert any currency used in the calculation of the Spot Rate for a Reference Currency into another currency (including, but not limited to, U.S. dollars), in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d), (e) or (g) above, a determination by the calculation agent in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

Unless otherwise specified in the relevant terms supplement, each of the following is a “Non-Deliverable Currency”: the Argentine peso, the Brazilian real, the Chilean peso, the Chinese renminbi, the Colombian peso, the Indian rupee, the Indonesian rupiah, the Korean won, the Malaysian ringgit, the New Taiwan dollar, the Peruvian nuevo sol, the Philippine peso and the Russian ruble.

Unless otherwise specified in the relevant terms supplement, a “Convertibility Event” means an event that, in effect, prevents, restricts or delays (or, in the case of a Non-Deliverable Currency, an event that results in a material change since the pricing date in) a market participant’s ability to:

(i) convert a Reference Currency into the Base Currency through customary legal channels; or

(ii) convert a Reference Currency into the Base Currency at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the Reference Currency (the “Reference Currency Country”).

Unless otherwise specified in the relevant terms supplement, a “Deliverability Event” means an event that has the effect of preventing, restricting or delaying a market participant from:

(i) delivering a Reference Currency from accounts inside the Reference Currency Country to accounts outside the Reference Currency Country; or

(ii) delivering the Reference Currency between accounts inside the Reference Currency Country or to a party that is a non-resident of the Reference Currency Country.

Unless otherwise specified in the relevant terms supplement, a “Liquidity Event” means the imposition by a Reference Currency Country (or any political subdivision or regulatory authority thereof) or the country or economic region the lawful currency of which is the Base Currency (the “Base Currency Country” and each Reference Currency Country and Base Currency Country, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a Relevant Country by a non-resident of that Relevant Country) (or, in the case of a Non-Deliverable Currency, an event that results in a material change since the pricing date in any capital or currency controls imposed by a Relevant Country), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

PS-29

Unless otherwise specified in the relevant terms supplement, a “Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in the Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

Unless otherwise specified in the relevant terms supplement, a “Discontinuity Event” means the pegging or de-pegging of a Reference Currency to the Base Currency or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of a Reference Currency relative to the Base Currency, as determined by the calculation agent in good faith and in a commercially reasonable manner.

Unless otherwise specified in the relevant terms supplement, a “Price Source Disruption Event” means the non-publication or unavailability of the applicable spot rate for a Reference Currency relative to the Base Currency or, if cross rates are to be used in determining the Spot Rate of a Reference Currency relative to the Base Currency, the non-publication or unavailability of the applicable cross rate for that Reference Currency or Base Currency, each relative to the U.S. dollar, in each case on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the applicable time specified in the relevant terms supplement for the determination of the Spot Rate for that Reference Currency on any date of determination.

Market Disruption Events for Precious Metals

Unless otherwise specified in the relevant terms supplement, a “market disruption event,” with respect to a Precious Metal, means:

(1)	a suspension, absence or material limitation of trading in (i) that Precious Metal on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to that Precious Metal on the relevant exchange for those contracts, as determined by the calculation agent;
(2)	any event that materially disrupts or impairs the ability of market participants to (i) effect transactions in, or obtain market values for, that Precious Metal on its relevant exchange or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to that Precious Metal on its relevant exchange;
(3)	the failure to open or the closure prior to the scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) of the relevant exchange for that Precious Metal on a scheduled trading day; or
(4)	the fixing level is not published by Bloomberg for that Precious Metal,

in each case as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

Succession Events

A “Succession Event” means the occurrence of either of the following events:

(a)	a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

PS-30

(b)	any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after that event.

We refer to the applicable Reference Currency or the Base Currency with respect to which a Succession Event has occurred as the “Former Currency.”

On and after the effective date of a Succession Event, the Former Currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or
(ii)	in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from the division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the Base Currency or the applicable Reference Currency relative to the Base Currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

Upon the occurrence of a Succession Event, the Starting Spot Rate for any Reference Currency affected by the Succession Event (either because the Succession Event has occurred with respect to that Reference Currency or because the Succession Event has occurred with respect to the Base Currency) will be adjusted so that the new Starting Spot Rate will equal the product of:

•	the original Starting Spot Rate; and
•	a ratio of the Successor Currency to the Former Currency, which ratio will be calculated on the basis of the exchange rate set forth by the relevant country or economic region of the Former Currency for converting the Former Currency into the Successor Currency on the effective date of the Succession Event, as determined by the calculation agent.

In the event that the exchange rate is not publicly announced by the relevant country or economic region, the Starting Spot Rate will be adjusted by the calculation agent in good faith and in a commercially reasonable manner.

For example, assuming the notes are linked to the European Union euro relative to the U.S. dollar and the Starting Spot Rate is equal to 1.4 U.S. dollars per European Union euro, if a Currency Successor Event occurs and the European Union euro is replaced with the Deutsche mark, the original Starting Spot Rate will be adjusted so that it is expressed in terms of Deutsche marks and U.S. dollars. If the exchange rate set forth by the European Union for converting European Union euros into Deutsche marks on the effective date of the Succession Event is 2.0 Deutsche marks for each European Union euro, the new Starting Spot Rate will be equal to 0.7 U.S. dollars per Deutsche mark (or 1.4 multiplied by the ratio of 1 over 2.0). On and after the effective date of a Succession Event, the Spot Rate (including the Final Spot Rate) will refer to the Deutsche mark relative to the U.S. dollar.

Notwithstanding the foregoing, if, as a result of a Succession Event, (a) in the case of a Former Currency that is a Reference Currency, the Successor Currency is the same as the Base Currency or, (b) in the case of a Former Currency that is the Base Currency, a Successor Currency is the same as the Reference Currency, in lieu of the adjustments to the relevant Starting Spot Rate described above, the Spot Rate for the affected Reference Currency on each relevant day occurring on and after the effective date of that Succession Event will be based on the exchange rate on the date of the Succession Event as announced by the relevant country or economic region (or if that country or economic region has not announced an exchange rate, an exchange rate as determined by the calculation agent in good faith and a commercially reasonable manner).

PS-31

Upon the occurrence of a Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the Spot Rate of any affected Reference Currencies. To the extent the market convention for quoting the exchange rate for the Successor Currency relative to the Base Currency or the Reference Currency relative to the Successor Currency, as applicable, is different from the market convention for the Reference Currency relative to the Base Currency, we will apply all calculations in a manner consistent with the original market convention in accounting for any adjustments resulting from a Succession Event.

Discontinuation of Trading of a Precious Metal on Its Relevant Exchange; Alternative Method of Calculation

If the relevant exchange of a Precious Metal discontinues trading in or physical delivery of that Precious Metal and that Precious Metal is traded or the physical delivery of that Precious Metal is effectuated on another exchange (a “successor relevant exchange”), the calculation agent may, in its sole discretion, determine the Metal Price of that Precious Metal on the relevant Determination Date or any other relevant date on which the Metal Price is to be determined by reference to the fixing level of that Precious Metal on the successor relevant exchange on that day.

Upon any selection by the calculation agent of a successor relevant exchange, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the relevant exchange discontinues trading in or the physical delivery of a Precious Metal prior to, and the discontinuation is continuing on, any Determination Date or any other relevant date on which the Metal Price is to be determined, and the calculation agent determines, in its sole discretion, that no successor relevant exchange is available at that time, or the calculation agent has previously selected a successor relevant exchange and trading in or the physical delivery of that Precious Metal is discontinued on that successor relevant exchange prior to, and the discontinuation is continuing on, that Determination Date or another relevant date, then the calculation agent will determine the Metal Price for that Precious Metal for that date in good faith and in a commercially reasonable manner.

Notwithstanding these alternative arrangements, discontinuation of trading or physical delivery on the relevant exchange in the Precious Metal may adversely affect the value of the notes.

If at any time the method of calculating the Metal Price of any Precious Metal is changed in a material respect by the relevant exchange or any successor relevant exchange for that Precious Metal, or if the reporting thereof is in any other way modified so that that Metal Price does not, in the opinion of the calculation agent, fairly represent the value of that Precious Metal, the calculation agent will, at the close of business in New York City on each day on which the Metal Price for that Precious Metal is to be determined, make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for that Precious Metal. The calculation agent will cause written notice of those calculations and adjustments to be furnished to the holders of the notes.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, if the notes do not include an automatic call feature, the amount declared due and payable per $1,000 principal amount note upon any

PS-32

acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were (a) the final Determination Date, (b) if applicable, the final day on which a Knock-Out Event may occur and (c) the Final Disrupted Determination Date.

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, if the notes include an automatic call feature, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be (1) if (a) the date of acceleration is a day on which the notes may be called and an automatic call would have been triggered on the date of acceleration or (b) the date of acceleration is not a day on which the notes may be called, but an automatic call would have been triggered on the date of acceleration if the date of acceleration were the next succeeding date on which the notes may be called, an amount in cash equal to the amount payable upon an automatic call per $1,000 principal amount note as described in the relevant terms supplement under the caption “Automatic Call,” calculated as if the date of acceleration were the date on which the notes may be called, or (2) in all other circumstances, an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were (a) the final Determination Date, (b) if applicable, the final day on which a Knock-Out Event may occur and (c) the Final Disrupted Determination Date.

If the Ending Underlying Value is determined on more than one Determination Date, then, for each Determination Date scheduled to occur after the date of acceleration, the currency business days immediately preceding the date of acceleration (in the number equal to the number of that Determination Dates in excess of one) will be the corresponding Determination Dates, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, upon any acceleration of the notes, if the notes pay interest, any interest will be calculated on the basis of a 365-day year and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

PS-33

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

PS-34

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. It applies to you only if you are an initial holder who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;
  a “regulated investment company” as defined in Code Section 851;
  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
  a dealer in securities;
  a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;
  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
  a trader in securities who elects to apply a mark-to-market method of tax accounting; or
  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein, possibly with retroactive effect. The effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax treatment of the notes for U.S. federal income tax purposes will depend upon the facts at the time of the relevant offering. At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes. In this event, whether or not counsel is able to opine regarding the correctness of the treatment we intend to apply to a particular offering of notes, we generally expect that counsel will be able to opine that the tax consequences described in the applicable sections below are the material tax consequences of owning and disposing of the notes if that treatment is respected, as well as material tax consequences that may apply if it is not respected. The following discussion assumes the treatment described in the applicable sections below is respected, except where otherwise indicated. The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

The tax consequences of notes that we do not treat as debt instruments and that provide for interest payments will be discussed in the relevant terms supplement.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or individual resident of the United States;
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

PS-35

Notes Treated as Debt Instruments That Have a Term of Not More than One Year

The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of not more than one year that provide for the full repayment of their principal amount at, or prior to, maturity. These notes will be “short-term obligations.” Generally, a short-term obligation is treated for U.S. federal income tax purposes as issued at a discount equal to the difference between the payments due thereon and the instrument’s issue price, and this discount is treated as interest income when received or accrued, in accordance with the owner’s method of tax accounting. There is no authority, however, regarding the accrual of discount on short-term obligations, such as the notes, that provide for contingent payments, and no ruling will be requested from the IRS with respect to the notes. As a result, several aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain, as discussed below.

Tax Treatment Prior to Maturity. If you are a cash-method holder, you will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. You may, however, elect to accrue discount into income on a current basis, in which case you would be subject to the rules described in the following paragraph. Generally, an owner of a short-term obligation that does not make this election is required to defer deductions with respect to any interest paid on indebtedness incurred to purchase or carry the short-term obligation, to the extent of accrued discount that the owner has not yet included in income (or accounted for in connection with a sale or exchange of the obligation). As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. It is therefore unclear how, if at all, the rules regarding deferral of interest deductions would apply to your notes.

Generally, accrual-method owners and certain other owners of a short-term obligation (including electing cash-method owners) are required to accrue discount on the obligation into income on a straight-line basis. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. Consequently, the timing and amounts of the discount to be accrued on these notes is generally unclear. If the overall amount of discount that will be received has become fixed (or the likelihood of this amount not being a fixed amount has become remote) prior to maturity, it is more likely than not that the amount of discount to be accrued will be determined based on the fixed amount. A payment of stated interest on a note (if any) generally must be accrued when the amount of that interest payment becomes fixed.

Tax Treatment upon Sale, Exchange or Redemption. Upon a sale or exchange of a note (including upon automatic call, if applicable, or redemption at maturity), you will recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note will equal the amount you paid to acquire the note, increased by any discount that you have previously included in income but not received. The amount of any resulting loss will be treated as a capital loss. A loss may be subject to special reporting requirements if it exceeds certain thresholds, although this is unclear. Gain resulting from redemption at maturity should be treated as ordinary interest income.

Generally, in the case of a cash-method owner of a short-term obligation who has not elected an accrual method of accounting, gain recognized on a sale or exchange prior to maturity is treated as ordinary interest income in an amount not exceeding the accrued but unpaid discount. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. If the overall amount of discount that will be received at maturity has become fixed (or the likelihood of this amount not being a fixed amount has become remote) prior to the sale or exchange, it is more likely than not that the portion of a cash-method U.S. Holder’s gain on the sale or exchange that will be treated as accrued discount (and, therefore, taxed as interest income) will be determined based on the fixed amount. If you are a cash-method U.S. Holder, any portion of gain attributable to fixed but unpaid stated interest will be treated as interest income to you.

PS-36

Generally, in the case of an owner of a short-term obligation that is subject to an accrual method of accounting, gain recognized on a sale or exchange is short-term capital gain, because accrued discount will already have been included in the owner’s income. As noted above, however, there is no authority regarding the accrual of discount on short-term obligations such as the notes. Consequently, there is uncertainty regarding what portion, if any, of gain recognized upon the sale or exchange prior to maturity of a note subject to an accrual method of accounting will be treated as short-term capital gain. Notwithstanding this uncertainty, an owner of notes subject to an accrual method of accounting will recognize interest income no later than, and in an amount not less than, if the notes were subject to cash-method accounting.

Notes Treated as Debt Instruments That Have a Term of More than One Year

The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of more than one year that provide for the full repayment of their principal amount at, or prior to, maturity. We generally expect to treat these notes as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The tax consequences of other notes, if any, that have a term of more than one year and that we expect to treat as debt instruments for U.S. federal income tax purposes will be discussed in the relevant terms supplement.

Tax Treatment as Contingent Payment Debt Instruments. Notes properly treated as contingent payment debt instruments will be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for these notes, which we will file with the Securities and Exchange Commission (the “SEC”).

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the notes.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of your notes, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on your notes in each taxable year at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount(s) of the contingent payment(s) on the notes during the year(as described below).

PS-37

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

•	will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and
•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code, and therefore can be deducted against other income such as employment income and interest income. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale or exchange of the note.

Upon a sale or exchange of a note (including upon automatic call, if applicable, or redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale, exchange, call or redemption and your adjusted tax basis in the note. Your adjusted tax basis in the note will equal the amount you paid to acquire the note, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. As with net negative adjustments, these ordinary losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Special rules may apply if one or more contingent payments becomes fixed prematurely as a result of the occurrence of a Knock-Out Event (if applicable). The applicability of these rules, and their potential consequences, will depend upon the specific terms of the relevant offering. Additional details regarding this issue may be provided in the relevant terms supplement.

Notes Treated as Open Transactions That Are Not Debt Instruments

The following describes the material U.S. federal income tax consequences of the ownership and disposition of notes that we treat as open transactions that are not debt instruments for U.S. federal income tax purposes. The tax consequences of these notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of these notes, and we do not intend to request a ruling from the IRS regarding these notes. The following discussion assumes that the treatment of these notes as open transactions that are not debt instruments is respected, except where otherwise indicated.

Tax Treatment Prior to Maturity.

You should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale or exchange (including upon automatic call, if applicable) as described below.

PS-38

Sale, Exchange or Redemption of a Note Linked Only to Currencies.

Upon a sale or exchange (including redemption at maturity) of a note linked only to currencies (a “Currency Note”), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange, call or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Your gain or loss will generally be ordinary foreign currency income or loss under Section 988 of the Code. Foreign currency losses are potentially subject to certain reporting requirements. Under Section 988, holders of certain forward contracts, futures contracts or option contracts generally are entitled to make an election to treat foreign currency gain or loss as capital gain or loss (a “Section 988 Election”). Due to the lack of authority directly addressing the availability of the Section 988 Election for instruments such as these, it is unclear whether the Section 988 Election is available. Assuming the Section 988 Election is available, if you make this election before the close of the day on which you acquire a Currency Note, all gain or loss you recognize on a sale, exchange, call or redemption of that note should be treated as long-term capital gain or loss, assuming that you have held the note for more than one year. A Section 988 Election with respect to a Currency Note is made by (a) clearly identifying the note on your books and records, on the date you acquire it, as being subject to this election and filing the relevant statement verifying this election with your U.S. federal income tax return or (b) obtaining independent verification under procedures set forth in the Treasury regulations under Section 988. You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election.

Sale, Exchange or Redemption of a Note Linked Only to Precious Metals.

Upon a sale or exchange of a note linked only to precious metals (a “Commodity Note”), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, call or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations.

Sale, Exchange or Redemption of a Note Linked to Currencies and Precious Metals.

Upon a sale or exchange (including automatic call, if applicable, or redemption at maturity) of a note linked to both currencies and precious metals (a “Mixed Note”), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange, call or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Subject to the possible application of Section 988 of the Code and the regulations thereunder, as discussed in the next paragraph, this gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations.

Because payment at maturity on a Mixed Note may be determined in part by reference to foreign currencies, it is possible that some or all of your gain or loss from a sale, exchange, call or redemption of a Mixed Note could be treated as ordinary foreign currency income or loss under Section 988 of the Code. Due to the lack of authority, this issue is unclear. Assuming the Section 988 Election is available, if you make it before the close of the day on which you acquire a Mixed Note, all gain or loss you recognize on a sale, exchange, call or redemption of that note should be treated as long-term capital gain or loss, assuming that you have held the note for more than one year. A Section 988 Election with respect to a Mixed Note would be made as described above under “—Sale, Exchange or Redemption of a Note Linked Only to Currencies.” You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election.

Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments.

If the notes are treated as open transactions that are not debt instruments, due to the lack of controlling authority there remain significant uncertainties regarding the tax consequences of your ownership and disposition of the notes. For instance, you might be required to include amounts in

PS-39

income during the term of your notes and/or to treat all or a portion of the gain or loss on the sale or exchange of your notes as ordinary income or loss, even if you have made a valid Section 988 Election, or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Alternatively, you might be required to treat Currency Notes or Mixed Notes as foreign currency contracts within the meaning of Section 1256 of the Code. If Section 1256 were to apply to your notes, you would be required to mark them to market annually, as if they were sold at their fair market value on the last business day of the taxable year. Unless you had made a valid Section 988 Election, your gain or loss on marking your notes to market would be treated as ordinary in character. If you had made a valid Section 988 Election, your gain or loss would be treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, without regard to how long you had held the notes.

Tax Consequences if Treated as Debt Instruments. In 2007 the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. The revenue ruling, or future guidance relating thereto, could materially and adversely affect the tax consequences of an investment in Currency or Mixed notes for U.S. Holders, possibly with retroactive effect. In particular, if the notes are treated as debt instruments, your tax consequences will be governed by the rules relating to the taxation of short-term obligations, as described above in “—Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments That Have a Term of Not More than One Year,” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is one year or less, and otherwise will be governed by the rules relating to the taxation of contingent payment debt instruments, as described above in “—Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments That Have a Term of More than One Year” (or by similar rules).

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note.

Any income or gain from notes treated as short-term obligations or contingent payment debt instruments will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.

PS-40

Any income or gain from notes treated as open transactions that are not debt instruments, if that treatment is respected, should also not be subject to U.S. federal income tax (including withholding tax) unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions That Are Not Debt Instruments—Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments” is the degree, if any, to which income with respect to instruments described therein, which may include these notes, should be subject to U.S. withholding tax. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in these notes, possibly with retroactive effect. If these notes are treated as debt instruments, any income or gain from these notes will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder. You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Recent Legislation

Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied. Pursuant to published guidance from Treasury and the IRS, this legislation will apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014. These rules will apply to payments on, and gross proceeds of the sales of, notes properly treated as debt instruments issued after March 18, 2012.

Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in an individual Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), absent an applicable treaty benefit, a note properly treated as an open transaction that is not a debt instrument is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. If this paragraph applies to you, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in a note.

A note that is properly treated as a debt instrument for U.S. federal income tax purposes will not be treated as U.S. situs property subject to U.S. federal estate tax, provided that your income from the note is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-41

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-42

Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 3-I and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

PS-43

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 3-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 3-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

PS-44

Notice to Investors

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. 3-I and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.
(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.
(iii)	The number of contacted investors should be relatively small.
(iv)	Investors should receive complete and precise information on the proposed investment.
(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.
(vi)	The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.
(vii)	The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.
PS-45

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999. The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas. Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

PS-46

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;
(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;
(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;
(ii)	any offer or sale of the notes at offices or branches open to the public;
(iii)	use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or
(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

PS-47

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;
(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or
(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

PS-48

Hong Kong

Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and
(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

PS-49

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

PS-50

United Kingdom

Each Agent has represented and agreed that:

(a)	in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;
(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

PS-51

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

PS-52

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PS-53